Exhibit 32.2

CERTIFICATE OF THE CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

I, David M. Cunningham, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Centergistic Solutions, Inc. (the “Company”) on Form 10-KSB for the year ending June 30, 2004 (the “Report”), fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 28, 2004	/s/ David M. Cunningham
Name: David M. Cunningham
Title: Chief Financial Officer (principal financial officer)